Exhibit 99.3
Unaudited pro forma condensed combined financial statements
          On July 1, 2008, Medicis Pharmaceutical Corporation (“Medicis”), through its wholly-owned subsidiary Donatello, Inc., acquired LipoSonix, Inc. (“LipoSonix”), a privately-held medical device company located near Seattle, Washington. LipoSonix is developing non-invasive body sculpting technology, and recently launched its first product in Europe, where it is being marketed and sold through distributors. The LipoSonix technology is currently not approved for sale or use in the United States. Under terms of the transaction, Medicis paid $150 million in cash for all of the outstanding common stock, preferred stock and vested options of LipoSonix. In addition, Medicis will pay former LipoSonix stockholders certain incremental milestone payments up to an additional $150 million upon FDA approval of the LipoSonix technology and if various commercial milestones are achieved.
          The following unaudited pro forma condensed combined financial statements combine the historical consolidated financial statements of Medicis and LipoSonix, after giving effect to the acquisition of LipoSonix on July 1, 2008 and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.
          The unaudited pro forma condensed combined balance sheet as of June 30, 2008 is presented as if the acquisition of LipoSonix had occurred on June 30, 2008.
          The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2008, and the year ended December 31, 2007, are presented as if the acquisition of LipoSonix had occurred on January 1, 2007 and were carried forward through each of the aforementioned respective periods.
          The unaudited pro forma condensed combined financial statements include adjustments directly attributable to the acquisition transaction. The pro forma adjustments are described in the accompanying notes. The pro forma adjustments are based upon available information and assumptions that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results beyond 12 months from the date of the acquisition. You should read this information in conjunction with the:
•	accompanying notes to the unaudited pro forma condensed combined financial statements;

•	separate historical audited financial statements of Medicis as of and for the year ended December 31, 2007 included in Medicis’ Annual Report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference into this document;

•	separate historical unaudited financial statements of Medicis as of and for the six months ended June 30, 2008 included in Medicis’ Quarterly Report on Form 10-Q for the six months ended June 30, 2008, which is incorporated by reference into this document;

•	separate historical audited financial statements of LipoSonix as of and for the year ended December 31, 2007 included in Exhibit 99.1 to this Current Report on Form 8-K/A; and

•	separate historical unaudited condensed financial statements of LipoSonix as of and for the six months ended June 30, 2008 included in Exhibit 99.2 to this Current Report on Form 8-K/A.
          The acquisition has been accounted for using the purchase method of accounting. Accordingly, Medicis’ cost to acquire LipoSonix has been allocated to the tangible assets, intangible assets and in-process research and development acquired and liabilities assumed, based upon their respective estimated fair values as of the date of the acquisition transaction. The excess of the purchase price over fair value of net assets acquired was allocated to goodwill. It is expected that all such goodwill will not be deductible for tax purposes. The fair value estimates are preliminary and may change the purchase price allocation.
          The unaudited pro forma condensed combined financial statements are being presented for illustrative purposes and are not necessarily indicative of what Medicis’ financial position or results of operations actually would have been had it completed the acquisition at the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined companies.

Medicis Pharmaceutical Corporation
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2008

	Historical		Pro Forma		Pro Forma
	Medicis	LipoSonix	Adjustments	Notes	Combined
	(In millions, except per share data)
	Increase /
	(Decrease)
ASSETS
Current assets:
Cash and cash equivalents	$215.6	$0.2	$—		$215.8
Restricted cash	—	1.3	(1.3)	a	—
Short-term investments	254.9	—	(150.0)	b	104.9
Accounts receivable, net	23.4	0.5	—		23.9
Inventories, net	23.9	0.9	0.1	c	24.9
Deferred tax assets, net	18.7	3.9	—		22.6
Deferred tax asset valuation allowance	—	(3.9)	3.9	d	—
Other current assets	17.6	0.4	—		18.0

Total current assets	554.1	3.3	(147.3)		410.1
Property and equipment, net	25.0	0.6	—		25.6
Net intangible assets	163.1	—	8.7	e	171.8
Goodwill	63.1	—	96.2	f	159.3
Deferred tax assets, net	63.7	18.3	(3.1)	g	78.9
Deferred tax asset valuation allowance	—	(18.3)	18.3	d	—
Long-term investments	98.2	—	—		98.2
Other assets	12.7	0.2	(3.6)	h	9.3

Total assets	$979.9	$4.1	$(30.8)		$953.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$43.3	$0.6	$—		$43.9
Current portion of contingent convertible senior notes	0.2	—	—		0.2
Current portion of long-term debt — LipoSonix	—	7.7	(7.7)	i	—
Income taxes payable	34.1	—	—		34.1
Other current liabilities	60.9	3.5	(1.3)	a	63.1

Total current liabilities	138.5	11.8	(9.0)		141.3
Contingent convertible senior notes	169.1	—	—		169.1
Long-term debt — LipoSonix	—	1.1	(1.1)	i	—
Deferred revenue	5.4	—	—		5.4
Other liabilities	7.4	2.5	(2.5)	j	7.4

Redeemable convertible preferred stock of LipoSonix	—	39.3	(39.3)	j	—
Commitments and Contingencies
Stockholders’ Equity:
Common stock of Medicis	1.0	—	—		1.0
Additional paid-in capital — Medicis	653.5	—	—		653.5
Common stock of LipoSonix	—	—	—		—

Additional paid-in capital — LipoSonix	—	0.6	(0.6)	j	—

Accumulated earnings	347.3	(51.2)	21.7	j	317.8
Treasury stock, at cost	(343.2)	—	—		(343.2)
Accumulated other comprehensive income	0.9	—	—		0.9

Total stockholders’ equity	659.5	(50.6)	21.1		630.0

Total liabilities and stockholders’ equity	$979.9	$4.1	$(30.8)		$953.2

See accompanying notes to unaudited pro forma condensed combined financial statements.

Medicis Pharmaceutical Corporation
Unaudited Pro Forma Condensed Combined Statements of Operations
For the Six Months Ended June 30, 2008

	Historical		Pro Forma		Pro Forma
	Medicis	LipoSonix	Adjustments	Notes	Combined
	(In millions, except per share data)
	Increase /
	(Decrease)
Net revenues	$263.8	$0.8	$—		$264.6
Cost of product revenues (i)	20.2	0.6	—		20.8

Gross profit	243.6	0.2	—		243.8

Operating expenses:
Selling, general and administrative	143.9	2.9	(0.8)	k	146.0
Research and development	42.2	3.4	—		45.6
Depreciation and amortization	13.5	—	0.3	l	13.8

Total operating expenses	199.6	6.3	(0.5)		205.4

Operating income (loss)	44.0	(6.1)	0.5		38.4
Other expense	(2.9)	(1.2)	1.1	m	(3.0)
Interest and investment income	16.6	—	(3.2)	n	13.4
Interest expense	(4.5)	(0.9)	0.9	o	(4.5)

Income (loss) before income tax expense	53.2	(8.2)	(0.7)		44.3

Income tax expense (benefit)	21.1	—	(3.2)	p	17.9

Net income (loss)	$32.1	$(8.2)	$2.5		$26.4

(i) amounts exclude amortization of intangible assets related to acquired products	$10.6	$—	$0.3	$10.9

Earnings Per Share:
Net income per share of common stock
Basic	$0.57			$0.47

Diluted	$0.50			$0.42

Weighted average number of common stock outstanding
Basic	56.4			56.4

Diluted	69.3			69.3

See accompanying notes to unaudited pro forma condensed combined financial statements.

Medicis Pharmaceutical Corporation
Unaudited Pro Forma Condensed Combined Statements of Operations
For the Year Ended December 31, 2007

	Historical		Pro Forma		Pro Forma
	Medicis	LipoSonix	Adjustments	Notes	Combined
	(In millions, except per share data)
	Increase /
	(Decrease)
Net revenues	$464.7	$—	$—		$464.7
Cost of product revenue (i)	51.0	—	—		51.0

Gross profit	413.7	—	—		413.7

Operating expenses:
Selling, general and administrative	247.9	1.8	—		249.7
Impairment of intangible assets	4.1	—	—		4.1
Research and development	39.4	7.9	—		47.3

Depreciation and amortization	24.6	—	0.6	q	25.2

Total operating expenses	316.0	9.7	0.6		326.3

Operating income (loss)	97.7	(9.7)	(0.6)		87.4
Other expense	—	(0.1)	—		(0.1)
Interest and investment income	38.4	0.4	(7.7)	r	31.1
Interest expense	(10.0)	(0.7)	0.7	s	(10.0)

Income (loss) before income tax expense	126.1	(10.1)	(7.6)		108.4
Income tax expense (benefit)	51.0	—	(6.4)	t	44.6

Net income (loss)	$75.1	$(10.1)	$(1.2)		$63.8

(i) amounts exclude amortization of intangible assets related to acquired products	$21.6	$—	$0.6	$22.2

Earnings Per Share:
Net income per share of common stock
Basic	$1.34			$1.14

Diluted	$1.14			$0.98

Weighted average number of common stock outstanding
Basic	56.0			56.0

Diluted	71.2			71.2

See accompanying notes to unaudited pro forma condensed combined financial statements.

MEDICIS PHARMACEUTICAL CORPORATION
Notes to the Unaudited Pro Forma Condensed Combined Financial Statements
1. Basis of Presentation
          On July 1, 2008, Medicis, through its wholly-owned subsidiary Donatello, Inc., acquired LipoSonix, an independent, privately-held company located near Seattle, Washington. Under terms of the transaction, Medicis paid $150 million in cash for all of the outstanding common stock and preferred stock, as well as all of the vested options of LipoSonix. In addition, Medicis will pay former LipoSonix stockholders certain incremental milestone payments up to an additional $150 million upon FDA approval of LipoSonix’ non-invasive body sculpting technology and if various commercial milestones are achieved on a worldwide basis. All of LipoSonix’ outstanding debt will be paid out of the acquisition proceeds received by LipoSonix’ shareholders and will not be purchased, assumed or paid by Medicis.
          These unaudited pro forma condensed combined financial statements have been prepared based upon historical financial information of Medicis and LipoSonix giving effect to Medicis’ acquisition of LipoSonix and other related adjustments described in these footnotes. Certain footnote disclosures normally included in financial statements prepared in accordance with accounting principals generally accepted in the United States have been condensed or omitted as permitted by SEC rules and regulations. These unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations that would have been achieved had the acquisition actually taken place at the dates indicated and do not purport to be indicative of future financial position or operating results. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements.
          The acquisition has been accounted for using the purchase method of accounting, in accordance with accounting principals generally accepted in the United States. Accordingly, Medicis’ cost to acquire LipoSonix has been allocated to the tangible assets, intangible assets and in-process research and development acquired and liabilities assumed, based upon their respective estimated fair values as of the date of the acquisition transaction. The excess of the purchase price over fair value of net assets acquired was allocated to goodwill. It is expected that all such goodwill will not be deductible for tax purposes. The fair value estimates are preliminary and may change the purchase price allocation.
          The unaudited pro forma condensed combined statements of operations combine the historical consolidated statements of operations of Medicis and LipoSonix for the six months ended June 30, 2008 and the year ended December 31, 2007, giving effect to the acquisition and related events as if they had occurred on January 1, 2007. The unaudited pro forma condensed combined balance sheet as of June 30, 2008, combines the historical consolidated balance sheet of Medicis and the historical consolidated balance sheet of LipoSonix, giving effect to the acquisition and related events as if they had been consummated on June 30, 2008.
          The unaudited pro forma condensed combined statements of operations do not reflect operational and administrative cost savings (“synergies”) that management of the combined company estimates may be achieved as a result of the acquisition, or non-recurring one-time costs that may be incurred as a direct result of the acquisition.
          The value of LipoSonix’ in-process research and development will represent a charge to Medicis’ condensed consolidated statements of operations during the quarter ended September 30, 2008. This in-process research and development charge has been reflected as a reduction to stockholders’ equity in the unaudited pro forma condensed combined balance sheet as of June 30, 2008 and has not been included in the unaudited pro forma condensed combined statements of operations since this adjustment is non-recurring in nature. The valuation to determine the fair value of in-process research and development is preliminary and may change upon finalization of the purchase price allocation.

MEDICIS PHARMACEUTICAL CORPORATION
Notes to the Unaudited Pro Forma Condensed Combined Financial Statements
2. Purchase Price and Financing Considerations
Purchase Price
          Under the terms of the acquisition agreement, Medicis paid $150 million in cash for all of the outstanding common stock, preferred stock and vested options of LipoSonix, plus contingent payments of up to $150 million upon FDA approval of LipoSonix’ non-invasive body sculpting technology and if various commercial milestones are achieved on a worldwide basis. The contingent payments are not included in the preliminary estimate of the purchase price for LipoSonix.
          For purposes of presentation in the unaudited pro forma condensed combined financial information, the preliminary estimate of the purchase price for LipoSonix is assumed to be as follows:

Cash consideration	$150.0 million
Estimated transaction costs	3.6	million

Estimated initial purchase price	$153.6 million

          The LipoSonix tangible and intangible assets and liabilities assumed will be recorded as of the acquisition date, at their respective fair values, and added to those of Medicis. The reported financial position and results of operations of Medicis after completion of the acquisition will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of LipoSonix. The allocation is preliminary, and accordingly the purchase price allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information.
          For the purpose of this pro forma analysis, the above estimated purchase price has been allocated based on a preliminary estimate of the fair value of tangible and intangible assets and liabilities assumed as follows:

(in millions)
Fair value of net assets acquired at June 30, 2008	$0.1
Identifiable intangible assets at fair value	8.7
In-process research and development	29.5
Increase in deferred tax liabilities	(3.1)
Increase in deferred tax assets	22.2
Goodwill	96.2

Estimated purchase price	$153.6

          Substantially all of the acquired identifiable intangible assets are expected to be attributable to the following:

			Estimated
	Estimated		annual
	fair value	Estimated	amortization
	(in millions)	useful lives	(in millions)
Existing technology	$6.1	10 years	$0.6
Trademarks and trade names	2.6	Indefinite	—

	$8.7		$0.6

          In accordance with the requirements of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”), the goodwill associated with the merger will not be amortized.
Financing Considerations
          The acquisition of LipoSonix by Medicis will be funded by the liquidation of certain existing short-term investments, and therefore no additional debt will be incurred by Medicis related to the acquisition of LipoSonix.

MEDICIS PHARMACEUTICAL CORPORATION
Notes to the Unaudited Pro Forma Condensed Combined Financial Statements
3. Pro Forma Adjustments
          Adjustments included in the column under the heading “Pro Forma Adjustments” in both the Unaudited Pro Forma Condensed Combined Balance Sheet and the Unaudited Pro Forma Condensed Combined Statements of Operations correspond with the following:
Pro Forma Balance Sheet Adjustments
(a)	Represents the elimination of $1.3 million of restricted cash and a related accrued liability for funds received by LipoSonix from its warrant and option holders for the exercise or their warrants and options contingent upon the closing of the acquisition by Medicis.

(b)	Represents the liquidation of certain of Medicis’ short-term investments to fund the acquisition.

(c)	To adjust historical LipoSonix inventories to estimated fair value.

(d)	Represents the release of LipoSonix’ historical valuation allowances related to short-term and long-term deferred tax assets based on an estimate by Medicis that the deferred tax assets are realizable (more likely than not) on a pro forma combined basis.

(e)	Represents the estimated fair value of acquired identifiable intangible assets.

(f)	Represents goodwill resulting from the acquisition.

(g)	Represents deferred income tax liability resulting from the adjustment of LipoSonix’ assets to fair value.

(h)	To reclassify transaction costs, previously deferred by Medicis, into the estimated purchase price.

(i)	Represents the elimination of LipoSonix’ historical long-term debt. This debt will be paid out of the acquisition proceeds received by LipoSonix’ shareholders and will not be purchased, assumed or paid by Medicis.

(j)	Represents the elimination of acquired historical LipoSonix accumulated deficit, paid-in capital, preferred stock and preferred stock warrant liability. The adjustment to accumulated earnings also includes a $29.5 million in-process research and development charge resulting from the acquisition.
Pro Forma Statement of Operations Adjustments – For the Six Months Ended June 30, 2008
(k)	Represents the reversal of professional fees and other costs related to the transaction that were included in the historical selling, general and administrative expenses of LipoSonix.

(l)	Represents additional amortization expense for identified intangible assets resulting from the acquisition.

(m)	Represents the elimination of LipoSonix’ historical expense recognized for the increase in the estimated fair value of its outstanding preferred stock warrants.

(n)	Represents the reduction in interest and investment income resulting from the liquidation of certain of Medicis’ short-term investments to fund the acquisition, using the average interest rate earned on its investments during the six months ended June 30, 2008.

(o)	Represents the elimination of LipoSonix’ historical interest expense related to its long-term debt, which is not being purchased, assumed or paid by Medicis.

(p)	Represents the income tax effect of all unaudited pro forma condensed combined statement of operations adjustments and the benefit of LipoSonix’ historical net loss.

MEDICIS PHARMACEUTICAL CORPORATION
Notes to the Unaudited Pro Forma Condensed Combined Financial Statements
Pro Forma Statement of Operations Adjustments – For the Year Ended December 31, 2007
(q)	Represents additional amortization expense for identified intangible assets resulting from the acquisition.

(r)	Represents the reduction in interest and investment income resulting from the liquidation of certain of Medicis’ short-term investments to fund the acquisition, using the average interest rate earned on its investments during the year ended December 31, 2007.

(s)	Represents the elimination of LipoSonix’ historical interest expense related to its long-term debt, which is not being purchased, assumed or paid by Medicis.

(t)	Represents the income tax effect of all unaudited pro forma condensed combined statement of operations adjustments and the benefit of LipoSonix’ historical net loss.